Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-171926 on Form S-8 Rent-A-Center, Inc. of our report dated June 22, 2018 appearing in this Annual Report on Form 11-K of Rent-A-Center East, Inc. Retirement Savings Plan for Puerto Rico Employees for the years ended December 31, 2017 and 2016.

/s/ CliftonLarsonAllen LLP
Minneapolis, Minnesota
June 22, 2018